UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported event): March 13, 2020

GCP APPLIED TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37533	47-3936076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

62 Whittemore Avenue

Cambridge, Massachusetts 02140

(Address of principal executive offices) (Zip code)

(617) 876-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	GCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On March 15, 2019, the Board of Directors (the “Board”) of GCP Applied Technologies Inc. (the “Company”), a Delaware corporation, declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share and adopted a stockholder rights plan, as set forth in the Rights Agreement, dated as of March 15, 2019 (the “Rights Agreement”), by and between the Company and Equiniti Trust Company, as rights agent. The dividend was payable on March 25, 2019 to the stockholders of record on such date. A copy of the Rights Agreement was filed as Exhibit 4.1 to the Company’s Form 8-K filed on March 15, 2019.

On March 13, 2020, the Company entered into the First Amendment to Rights Agreement, dated as of March 13, 2020 (the “Amendment” and together with the Rights Agreement, the “Amended Rights Agreement”), by and between the Company and Equiniti Trust Company, as rights agent, which amends the Rights Agreement.

The Amendment extends the expiration date of the Rights Agreement to the earlier of March 14, 2023 or the close of business on the first business day following the date on which the Inspector of Election for the first annual meeting of stockholders of the Company following March 13, 2020 certifies that stockholder approval of the rights plan has not been obtained (or earlier to the extent provided in the Rights Agreement). In addition, the Amendment raises the level of beneficial ownership for a person or group to become an “Acquiring Person” (as defined in the Amended Rights Agreement) from 15% to 20% of the Company’s outstanding shares of common stock. Pursuant to the Amended Rights Agreement, the Rights will not be exercisable until 10 days after the public announcement that a person or group has become an Acquiring Person. If a stockholder’s beneficial ownership as of the time of the public announcement of the adoption of the Rights Agreement on March 15, 2019 was at or above 20%, that stockholder’s existing ownership percentage would be grandfathered, but the Rights would become exercisable if at any time after such announcement the stockholder increases its ownership percentage by 0.001% or more.

The Rights Agreement is described in and included as an exhibit to the Company’s Current Report on Form 8-K filed on March 15, 2019. The Amendment is filed as Exhibit 4.1 hereto and is incorporated by reference herein. The foregoing descriptions of the Rights Agreement, the Amendment and the Rights are qualified entirely by reference to such exhibits.

Item 8.01.	Other Events.

On March 13, 2020, the Company announced that its Board amended its stockholder rights plan and issued a press release relating to such events, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(b)	Exhibits. The following exhibits are filed as part of this report:

4.1	First Amendment to Rights Agreement, dated as of March 13, 2020, between GCP Applied Technologies Inc. and Equiniti Trust Company.

99.1	Press Release, dated as of March 13, 2020.

104.0	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2020

GCP Applied Technologies Inc.

By:	/s/ James E. Thompson
Name:	James E. Thompson
Title:	General Counsel and Secretary

Exhibit 4.1

FIRST AMENDMENT

TO

RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”), dated as of March 13, 2020, by and between GCP Applied Technologies Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, as rights agent (the “Rights Agent”), amends the Rights Agreement, dated as of March 15, 2019, between the Company and the Rights Agent (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

WHEREAS, the Company and the Rights Agent have executed and entered into the Agreement;

WHEREAS, Section 27 of the Agreement provides, among other things, that the Company may, and the Rights Agent shall, from time to time supplement or amend the Agreement without the approval of any holders of Rights Certificates to make any provisions with respect to the Rights which the Company may deem necessary or desirable (provided, among other things, that, from and after such time as any Person becomes an Acquiring Person, certain conditions must be met);

WHEREAS, to the knowledge of the Company, no Person has become an Acquiring Person;

WHEREAS, the Board of Directors of the Company deems it is advisable and in the best interests of the Company and its stockholders to amend certain provisions of the Agreement as set forth herein;

WHEREAS, the Company has provided an Officer’s Certificate in compliance with the terms of Section 27 of the Agreement, attached hereto as Exhibit A; and

WHEREAS, pursuant to and in accordance with Section 27 of the Agreement, the Company desires to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and intending to be legally bound, there parties hereto amend the Agreement is hereby amended as follows:

1.    Amendments.

(a)    The references to “15%” in Paragraph (a) of Section 1 of the Agreement are to be removed and replaced with “20%.”

(b)    The following is added as a new definition in Section 1 of the Agreement:

“Stockholder Approval” shall mean the approval of this Agreement, as may be amended from time to time, by the affirmative vote of a majority of all the votes cast at a meeting of stockholders of the Company , duly held in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws (as each may be amended from time to time) and applicable law, at which a quorum is present.

(c)    Paragraph (a) of Section 7 of the Agreement is amended in its entirety to read as follows:

(a)    The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the earlier of (x) the Close of Business on the first Business Day following the date on which the Inspector of Election for the 2020 annual meeting of stockholders of the Company certifies that the Stockholder Approval has not been obtained, if and only if the Stockholder Approval has not been obtained on or prior to such time or (y) the Close of Business on March 14, 2023 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) the time at which the Rights expire in connection with the consummation of a Qualifying Offer as provided in Section 23(d) hereof. From such time as the Rights are no longer exercisable hereunder, the Rights Agent shall have no further duties, obligations or liabilities hereunder except as expressly stated herein.

(d)    Exhibit B to the Agreement is amended as follows:

i)	The following is added on page B-1 following the phrase “provisions and conditions of the Agreement, dated as of March 15, 2019” and prior to the parenthetical for the defined term, “Agreement”:

as may be amended from time to time

ii)	The reference to “March 14, 2020” on page B-1 is removed and replaced with “the Final Expiration Date (as such term is defined in the Agreement)”.

(e)    Exhibit C to the Agreement is amended as follows:

i)	The first sentence of the second paragraph on page C-1 is to be removed and replaced with the following:

Our Board adopted the Rights Agreement, dated March 15, 2019 (as it may be amended from time to time, the “Rights Agreement”), in response to a rapid accumulation of a significant portion of the Company’s outstanding common stock.

ii)	The references to “15%” in the second paragraph on page C-1 are to be removed and replaced with “20%.”

iii)	The third paragraph on page C-1 is to be removed and replaced with the following:

The Rights Agreement will expire on the earlier of March 14, 2023 or the close of business on the first business day following the date on which the Inspector of Election for the first annual meeting of stockholders of the Company following March 13, 2020 certifies that the stockholder approval of the rights plan has not been obtained (or earlier to the extent provided in the Rights Agreement).

iv)	The following is added to the second sentence of the second paragraph beginning on page C-2, following the phrase “as an exhibit to a Registration Statement on Form 8-A filed on March 15, 2019”:

and as an exhibit to a Registration Statement on Form 8-A/A filed on March 13, 2020

v)	The references to “15%” following the heading “Exercisability” on page C-3 are to be removed and replaced with “20%.”

vi)	The text following the heading “Expiration” on page C-5 is to be removed and replaced with:

The Rights Agreement will expire on March 14, 2023 or the close of business on the first business day following the date on which the Inspector of Election for the first annual meeting of stockholders of the Company following March 13, 2020 certifies that the stockholder approval of the rights plan has not been obtained (or earlier expiration to the extent provided in the Rights Agreement).

2.    Effect of this Amendment. It is the intent of the parties that this Amendment constitutes an amendment of the Agreement as contemplated by Section 27 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as expressly provided in this Amendment, the terms of the Agreement remain in full force and effect.

3.    Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

4.    Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

5.    Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.    Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

7.    Further Assurances. Each of the parties to this Amendment will cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Amendment, the Agreement and any transactions contemplated hereunder and thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

GCP APPLIED TECHNOLOGIES INC.

By:	/s/ James E. Thompson
Name:	James E. Thompson
Title:	General Counsel and Secretary

EQUINITI TRUST COMPANY

By:	/s/ Matthew Paseka
Name:	Matthew Paseka
Title:	Vice President

[Signature Page to First Amendment to Rights Agreement]

EXHIBIT A

OFFICER’S CERTIFICATE

March 13, 2020

Pursuant to Section 27 of the Rights Agreement, dated as of March 15, 2019 (the “Rights Agreement”), by and between GCP Applied Technologies Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, as rights agent (the “Rights Agent”), the undersigned officer of the Company does hereby certify that the First Amendment to Rights Agreement, to be entered into as of the date hereof by and between the Company and the Rights Agent, is in compliance with the terms of Section 27 of the Rights Agreement.

Ex-A

IN WITNESS WHEREOF, the undersigned hereby executes this Officer’s Certificate as of the date first above written.

By:	/s/ James E. Thompson
Name:	James E. Thompson
Title:	General Counsel and Secretary

[Signature Page to Officer Certificate]

Exhibit 99.1

GCP Applied Technologies Inc. Amends

Existing Stockholder Rights Plan

Will Bring Plan to Stockholder Vote at 2020 Annual Meeting

Plan Does Not Apply to Fully-Financed Tender or Exchange Offers that Treat All Stockholders Equally

CAMBRIDGE, Mass., March 13, 2020 — GCP Applied Technologies Inc. (NYSE: GCP) (“GCP”) announced today that its Board of Directors has approved an amendment of its stockholder rights plan.

The current rights plan, adopted in March 2019, was scheduled to expire on March 14, 2020. The amendment approved by GCP’s Board of Directors extends the final expiration date of the Plan to March 14, 2023, subject to stockholder approval of the rights plan at GCP’s 2020 annual meeting of stockholders.

The amendment also raises the level of beneficial ownership for a person or group to become an “Acquiring Person” (as defined in the amendment) to 20% of GCP’s outstanding shares of common stock. If a stockholder’s beneficial ownership on March 15, 2019 was at or above 20%, that stockholder’s existing ownership percentage would be grandfathered, but the rights would become exercisable if the stockholder increases its ownership percentage by 0.001% or more.

The amendment of the rights plan is intended to enable all GCP stockholders to realize the full potential value of their investment in GCP and to protect GCP and its stockholders from efforts to obtain control of GCP that are inconsistent with the best interests of GCP and its stockholders. GCP’s Board of Directors adopted the rights plan in 2019 in response to a rapid and significant accumulation of GCP’s outstanding common stock by 40 North Management (together with its affiliates, “40 North”), GCP’s largest stockholder, and the possibility that 40 North would accumulate a potentially controlling position in GCP without paying a control premium to all stockholders. 40 North had previously received clearance under the Hart-Scott-Rodino Act allowing it to acquire up to almost 50% of GCP’s common stock. GCP’s Board of Directors has determined that circumstances continue to warrant GCP maintaining the protections afforded by the 2019 rights plan.

The rights plan also provides the GCP Board of Directors with time to make informed decisions that are in the best interests of GCP and its stockholders and does not deter the GCP Board of Directors from considering any offer that is fair and otherwise in the best interests of GCP stockholders. The rights plan continues to provide several recognized stockholder-friendly features, including being subject to stockholder approval at GCP’s 2020 annual meeting of stockholders and an exception for fully financed offers that are open for at least 60 business days, are made for all GCP shares and treat all stockholders equally.

The amended rights plan is effective immediately and, if approved by stockholders at GCP’s 2020 annual meeting, will expire on March 14, 2023. If stockholders do not approve the rights plan, it will expire following the 2020 annual meeting.

The amendment will be filed with the Securities and Exchange Commission.

*        *        *

Advisors

Evercore is serving as GCP’s financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty construction products. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Additional Information

GCP intends to file a proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). GCP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by GCP with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

GCP, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from GCP’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the ownership of GCP’s directors and executive officers in GCP stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statements Regarding Forward-Looking Information

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of management of GCP, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other factors affecting the operation of the businesses of GCP. More detailed information about these factors may be found in filings made by GCP with the Securities and Exchange Commission, including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. GCP is under no obligation to, and expressly disclaims any such obligation to, update or alter forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Joseph DeCristofaro

T +1 617.498.2616

investors@gcpat.com

or

Matthew Sherman / Andrew Squire

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449